EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

OSI Systems, Inc.

We consent to the inclusion in this Annual Report on Form 10‑K of OSI Systems, Inc. for the year ended June 30, 2015 and to the incorporation by reference in Registration Statements on Forms S‑8 (No. 333‑45049, 333‑69433, 333‑106176, 333‑122674, 333‑132142, 333‑148936, 333‑157032, 333‑173758 and 333‑190693) and in Registration Statements on Forms S‑3 (No. 333‑73618, 333‑75228, 333‑100791, 333‑101716, 333‑119704 and 333‑148937) of OSI Systems, Inc. of our report dated August 24, 2015 appearing in Item 8 in this Annual Report on Form 10‑K, on the consolidated financial statements and financial statement schedule, which appears in Schedule II of this Annual Report on Form 10‑K, and our same report with respect to the Company’s effectiveness of internal control over financial reporting as of June 30, 2015, which report appears in this Annual Report on Form 10‑K for the year ended June 30, 2015.

/s/ Moss Adams LLP

Los Angeles, California

August 24, 2015